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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement pertaining to the Millennium Cell Inc. Amended and Restated 2000 Stock Option Plan, of our report dated May 5, 2000 with respect to the financial statements of Millennium Cell LLC for the year ended December 31, 1999, filed with the Securities and Exchange Commission on Form S-1 on August 9, 2000.



                                           /s/ ERNST & YOUNG LLP



New York, New York
September 29,2000